UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

DERYCZ SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53501 (Commission File Number)	11-3797644 (IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E Santa Monica, California (Address of principal executive offices)	90404 (Zip Code)

Registrant’s telephone number, including area code: (310) 477-0354

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On February 14, 2011, Dercyz Scientific, Inc. (the "Company") entered into a Securities Purchase Agreement with certain investors (the "Investors") whereby the Company has issued and sold $3,000,000 of units, each unit comprised of one share of common stock of the Company, $0.001 par value (the "Common Stock") and one warrant to purchase one-quarter of a share of Common Stock at an exercise price of $3.00 per share (each a "Warrant" and collectively the "Warrants").  The Warrants will expire three years following the date of issuance. The purchase price of each unit is $2.50.  Accordingly, the Company is issuing 1,200,000 shares of Common Stock (the “Shares”) and Warrants to purchase 300,000 shares of Common Stock (the “Warrant Shares”) in accordance with the terms of the Securities Purchase Agreement and form Warrant. The Company believes that all of the Investors are "accredited investors" within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended.

The Investors are entitled to piggy-back registration rights with respect to the Shares and Warrant Shares. Such registration rights are subject to cut-backs and exclusions in the event that the rights are triggered in connection with an underwritten offering of securities. The piggy-back rights are applicable only with respect to any registration statement (other than a registration statement on Form S-8 or Form S-4)  filed prior to the first anniversary of the issuance date of the Warrants. The registration rights provision of the Securities Purchase Agreement provides for customary indemnification of the Investors with respect to any Shares and Warrant Shares included in a registration statement.  In addition, under the terms of the Securities Purchase Agreement, the Company has agreed that it shall not undertake a reverse or forward stock split or stock reclassification unless all of the Shares and Warrant Shares are the subject of an effective registration statement.

The Warrants may be exercised on a "cashless basis" at any time when there is no effective registration statement registering the Warrant Shares.  The Warrants contain a call provision in favor of the Company which entitles the Company in certain circumstances to call back the Warrants at a price per Warrant share of $0.001. Such conditions include the Company's Common Stock trading at a price at or above $6.00 per share for ten consecutive trading days and that the average daily volume during such period exceed 50,000 shares per day.

In connection with the issuance and sale of the units, the Company has paid to T.R. Winston & Company, LLC, the exclusive placement agent for this offering, a fee of 6% of the aggregate offering completed, or $180,000 and the Company has issued a Warrant to T.R. Winston & Company, LLC for the purchase of 90,000 shares of Common Stock on the same terms and conditions as the Warrants issued to the investors.  T.R. Winston & Company, LLC is the sole placement agent for this offering and there are no placement or broker fees or compensation due to any other party.

The foregoing description of the Securities Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by the form of warrant attached hereto as Exhibit 4.1 and the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The Company hereby incorporates into this Item 3.02 the disclosures set forth in Item 1.01 of this Report. The securities issued by the Company (as set forth in Item 1.01) including the Common Stock, Warrants and the Warrant Shares (collectively, the "Securities") were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company did not employ any form of general solicitation or advertising in connection with the offer and sale of the Securities. In addition, the Company believes the Investors are all “accredited investors” as defined in Rule 501(a) of the Securities Act. For these reasons, among others, the offer and sale of the Securities were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act or Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The proceeds of the sale of the Securities will be used by the Company for general working capital purposes.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated February 15, 2011
10.1	Form of Securities Purchase Agreement dated February 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

By:	/s/ Richard McKilligan
Richard McKilligan
Chief Financial Officer

Dated: February 16, 2011

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant dated February 15, 2011
10.1	Form of Securities Purchase Agreement dated February 14, 2011